SECURITIES PURCHASE AGREEMENT

                                  BY AND AMONG

                          KI EQUITY PARTNERS V, LLC AND

                             QUIKBYTE SOFTWARE, INC.




                            DATED AS OF MARCH 2, 2007




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                          SECURITIES PURCHASE AGREEMENT


         THIS SECURITIES PURCHASE AGREEMENT (the "Agreement") is made and entered into as of this 2nd day of March, 2007, by and among KI Equity Partners V, LLC, a Delaware limited liability company (the "Buyer"), and QuikByte Software, Inc., a Colorado corporation (the "Company").


                                    RECITALS

A. The Company currently has 292,049,012 shares of common stock, $0.0001 par value, issued and outstanding ("Common Stock"). B. As a condition to the closing of the transactions contemplated under this Agreement, the Company will complete a reverse stock split of its Common Stock on a 1-for-20 basis ("Reverse Split"), which Reverse Split has been duly authorized and approved by the Company's stockholders and directors.
C. Following the Reverse Split, the Company will have 14,602,451 shares of common stock issued and outstanding, subject to an additional share issuance to account for the round up of fractional shares in connection with the Reverse Split.
D. As a condition to the closing of the transactions contemplated under this Agreement, the Company's controlling stockholder of the Company will tender to the Company for cancellation certain certificates representing 7,450,000 shares of Common Stock, on a post-Reverse Split basis ("Share Cancellation").
E. The Company desires to issue 60,000,000 shares of Common Stock, on a post-Reverse Split basis ("Shares") to the Buyer, and the Buyer desires to purchase the Shares from the Company ("Share Issuance"), for a purchase price of $600,000, or $0.01 per share, and on such other terms and conditions set forth herein.
F. As a condition to the closing of the Share Issuance, all of the proceeds from the Share Issuance shall be used to pay all liabilities and obligations of the Company at Closing, all as more specifically set forth herein. G. In connection with the Share Issuance, the Shares issued by the Company to the Buyer will be granted registration rights pursuant to the terms and conditions set forth in a certain registration rights agreement between the Company and the Buyer, the form of which is attached hereto as Exhibit A ("Registration Rights Agreement").
H. The execution and delivery of this Agreement, the consummation of the transactions contemplated under this Agreement and the execution and delivery of the Registration Rights Agreement have been duly authorized and approved by the directors of the Company, and no approval of the stockholders of the Company is required with respect to any of the foregoing.

         NOW, THEREFORE, in consideration of the above recitals, the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:



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                                    ARTICLE I

                                SALE AND PURCHASE

         1.1 Sale and Purchase; Registration Rights. At the Closing and subject to and upon the terms and conditions of this Agreement, the Company agrees to sell and issue to the Buyer, and the Buyer agrees to purchase from the Company, the Shares. The Shares, when issued, shall have registration rights pursuant to the terms and conditions of the Registration Rights Agreement, which Registration Rights Agreement shall be executed and delivered by the Company and the Buyer at Closing. Any registration statement to be filed with respect to the Shares, including any costs associated therewith, shall be the responsibility of the Company after the Closing and all costs and expenses incurred in connection with the registration of the Shares shall not be deducted or paid from the portion of the Purchase Price paid to the Escrow Agent for the disbursement and payment of Company Closing Obligations as described in Section 1.3 of this Agreement. For purposes of this Agreement, the term "Registration Obligations" shall mean any such costs and expenses or the obligations imposed on the Company directly or indirectly related to or arising out of the registration of the Shares, the Registration Rights Agreement, or both of them ("Registration Obligations"). Immediately following the Closing, and after giving effect to the Reverse Split, the Share Cancellation and the Settlement (as defined in Section 6.3(g)), the Shares shall constitute not less than 92.7% of the issued and outstanding shares of the Company's Common Stock. The Share Issuance shall be referred to herein as the "Transaction."

         1.2 Closing. Unless this Agreement shall have been terminated pursuant to Article VIII hereof, the closing of the Transaction (the "Closing") shall take place at the offices of the Escrow Agent at a time and date to be specified by the parties, which shall be no later than the third business day after the satisfaction or waiver of the conditions set forth in Article VI, or at such other time, date and location as the parties hereto agree in writing (the "Closing Date").

         1.3 Purchase Price. The aggregate purchase price for the Shares shall be Six Hundred Thousand Dollars ($600,000) ("Purchase Price"). At Closing, the Purchase Price shall be deposited in the Escrow Account (as defined herein) and disbursed to pay the Company Closing Obligations as set forth in Section 5.1 hereof.

         1.4 Issuance of Certificates Representing the Shares. At Closing, the Company shall deliver the certificate(s) representing the Shares in accordance with directions delivered to Executive Registrar & Transfer, Inc. ("Transfer Agent") to issue to the Buyer certificates representing the Shares ("Certificates") with the restrictive legend under the Securities Act of 1933, as amended ("Securities Act"), and Michael A. Littman, Esq. ("Company's Counsel") shall deliver to the Transfer Agent an opinion in such form that is acceptable to the Transfer Agent so that the Certificates may be promptly issued and delivered to the Buyer (collectively, the "Issuance Opinion").

         1.5 Taking of Necessary Action; Further Action. If, at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Buyer with full right, title and possession to the Shares, the Company shall take all such lawful and reasonable action.



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         1.6 Escrow Agreement. To ensure the payment and handling of the Deposit
(as defined below), the payment of the Purchase Price and the Company Closing Obligations, and the prompt delivery of the Certificates, the parties hereto hereby agree that (i) the Deposit, (ii) Purchase Price (less the amount of the Deposit), and (iii) the Certificates (collectively, the "Escrow Deliveries") shall be delivered in escrow to Michael A. Littman, Esq., in his capacity as escrow agent ("Escrow Agent") to be held pursuant to the terms and conditions of a certain escrow agreement, the form of which is attached hereto as Exhibit B ("Escrow Agreement"). The Escrow Agreement shall be executed and delivered at the time this Agreement is executed and delivered by the parties, with the Escrow Agent to have only such obligations set forth in the Escrow Agreement.

         1.7 Deposit. Within three (3) business days following execution of this Agreement, the Buyer shall deposit the sum of $25,000 as a refundable deposit ("Deposit") in the escrow account maintained by the Escrow Agent ("Escrow Account") to be held by the Escrow Agent in accordance with the terms and conditions under Section 1.7 hereof and the Escrow Agreement. At Closing, the Deposit shall be a credited against the Purchase Price. If the Transaction fails to close solely as a result of failure by the Buyer to satisfy the conditions precedent to Closing that are applicable to it under Section 6.2 of this Agreement or as a result of a material breach or misrepresentation of any warranty, representation, agreement or covenant by the Buyer under this Agreement, then the Deposit shall be promptly paid to the Company. If the Transaction fails to close for any reason (other than as set forth in the preceding sentence), the Deposit shall be promptly refunded and paid to the Buyer in accordance with the terms of the Escrow Agreement.




                                   ARTICLE II


                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to, and covenants with, the Buyer, as follows:

         2.1      Organization and Qualification.
                  ------------------------------

                  (a) The Company is a corporation duly incorporated or organized, validly existing and in good standing under the laws of the State of Colorado and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted by the Company. The Company is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders ("Approvals") necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being by the Company. The Company is duly qualified to conduct its business in each state and each foreign jurisdiction listed on Schedule 2.1 hereof, and the Company has duly and properly surrendered its qualification to do business in the State of California. Except as set forth in Schedule 2.1 hereof, the Company has timely filed each annual corporate or information report ("Annual Report") required to be filed by it in the state of Colorado and in each state and foreign jurisdiction in which it is required to be qualified to do business as a foreign corporation. Complete and correct copies of the articles of incorporation or organization and by-laws (or other comparable governing instruments with different names) (collectively referred to herein as "Charter Documents") of the Company, as amended and currently in effect, and each Annual Report filed by the Company have been heretofore delivered to the Buyer. The Company is not in violation of any of the provisions of the Company's Charter Documents.



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(b) The minute books of the Company contain true,  complete and accurate records of all meetings and consents in lieu of meetings of its Board of Directors (and any committees thereof), similar governing bodies and stockholders ("Corporate Records"), since the time of the Company's organization. Copies of such Corporate Records of the Company have been heretofore delivered to the Buyer.
(c) The Company has heretofore delivered to the Buyer a true, complete and accurate record of the registered ownership of the Company's capital stock maintained by the Transfer Agent as of a recent date acceptable to the Buyer and a record of the beneficial ownership of the Company's capital stock as of a recent date acceptable to the Buyer, together stock transfer and issuance ledgers and records from the Transfer Agent ("Stock Records").

         2.2 Subsidiaries. The Company has no Subsidiaries. Except as described in Schedule 2.2 hereto, the Company does not own, directly or indirectly, any ownership, equity, profits or voting interest in any Person and has no agreement or commitment to purchase any such interest, and the Company has not agreed and is not obligated to make and is not bound by any written, oral or other agreement, contract, subcontract, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan, commitment or undertaking of any nature, as of the date hereof or any date hereafter, under which any of them may be obligated to make any future investment in or capital contribution to any other entity. For purposes of this Agreement, the term "Subsidiary" shall mean any Person in which the Company or any Subsidiary directly or indirectly, owns beneficially securities or interests representing 50% or more of (x) the aggregate equity or profit interests, or (y) the combined voting power of voting interests ordinarily entitled to vote for management or otherwise.

         2.3 Authority Relative to this Agreement. The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby (including the Transaction). The execution and delivery of this Agreement and the consummation by the Company of the transactions contemplated hereby
(including the Transaction) have been duly and validly authorized by all necessary corporate action on the part of Company (including the approval by its board of directors), and no other corporate proceedings on the part of the Company (including the approval of the Company's stockholders) are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the Buyer, constitutes the legal and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and public policy.

         2.4      No Conflict; Required Filings and Consents.
                  ------------------------------------------

                  (a)  The  execution  and  delivery  of this  Agreement  by the
Company does not, and the performance of this Agreement by the Company shall not: (i) conflict with or violate the Company's Charter Documents, (ii) conflict with or violate any Legal Requirements to which the Company is bound, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair the Company's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company pursuant to any Contracts except, with respect to clauses (ii) or (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not, individually and in the aggregate, have a Material Adverse Effect on the Company. For purposes of this Agreement, the following terms are hereby defined:



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     (1)  "Legal  Requirements"  means any  federal,  state,  local,  municipal,
foreign  or  other  law,  statute,   constitution,   principle  of  common  law,
resolution,   ordinance,  code,  edict,  decree,  rule,  regulation,  ruling  or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity (as defined in Section 2.4(b)), and all requirements set forth in applicable Contracts (as defined in Section 2.16).

     (2) "Material Adverse Effect" when used in connection with an entity means any change, event, violation, inaccuracy, circumstance or effect, individually or when aggregated with other changes, events, violations, inaccuracies, circumstances or effects, that is materially adverse to the business, assets (including intangible assets), revenues, financial condition or results of operations of such entity, if any, taken as a whole (it being understood that neither of the following alone or in combination shall be deemed, in and of itself, to constitute a Material Adverse Effect: (a) changes directly and proximately attributable to the public announcement or pendency of the transactions contemplated hereby, (b) changes in general national or regional economic conditions or (c) changes affecting the industry generally in which the Company or the Buyer operates).

                   (b) The execution and delivery of this Agreement by the Company does not, and the performance of its obligations hereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any court, administrative agency, commission, governmental or regulatory authority, domestic or foreign (a "Governmental Entity"), except for applicable requirements, if any, of the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), state securities laws ("Blue Sky Laws") in connection with the issuance of the Company's securities and the change of control (as contemplated by this Agreement), and the rules and regulations thereunder, and appropriate documents with the relevant authorities of other jurisdictions in which the Company is qualified to do business.

         2.5      Capitalization.
                  --------------

     (a) The  authorized  capital stock of the Company  consists of  500,000,000 shares of common stock, $0.0001 par value ("Common Stock") and 100,000,000 shares of preferred stock, $0.0001 par value ("Preferred Stock"). The Board of Directors and the stockholders of the Company shall have duly authorized and approved the Reverse Split and the amendment to the Company's articles of incorporation reducing the Company's authorized common stock to 250,000,000 shares, $0.0001 par value, and the Company authorized preferred stock to 10,000,000 shares, $0.0001 par value ("Authorized Stock Reduction"). Prior to the Closing, the Company shall file with, and had accepted by, the Secretary of State of the State of Colorado, an amendment to the Company's articles of incorporation to give effect to the Reverse Split and the Authorized Stock Reduction ("Articles of Amendment"). At the close of business on the business day prior to the date hereof: (i) 292,049,012 shares of Common Stock were issued and outstanding, on a pre-Reverse Split basis, all of which are validly issued, fully paid and nonassessable; (ii) no shares of Common Stock were held in the Company's treasury; (iii) no shares of Preferred Stock were issued and outstanding; (iv) no shares of Common Stock were reserved for issuance upon the exercise of options to purchase Common Stock granted to employees of the Company or other parties ("Stock Options"), and there have never been any grants of Stock Options by the Company; (v) no shares of Common Stock were reserved for issuance upon the exercise of warrants to purchase Common Stock ("Warrants"), and there are no Warrants issued or outstanding; and (vi) no shares of Common Stock were reserved for issuance upon the conversion of the Preferred Stock or any outstanding convertible notes, debentures or securities ("Convertible Securities"). All securities of the Company have been issued or granted in compliance with (i) all applicable securities laws and regulations, (ii) all Legal Requirements, and (iii) all requirements set forth in any applicable contracts, except for 6,150,000 shares of Common Stock issued pursuant to the exercise of warrants from August 1, 1990 through October 31, 1990, which issuance may be considered unregistered and may have given rise to certain rescission rights, which rescission rights have since expired due to the passage of time.

     (b) Except as set forth in Schedule 2.5 hereof or as set forth in Section 2.5(a) hereof there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which the Company is a party or by which it is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, or to repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of the Company or obligating the Company to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement. Except as set forth in Schedule
2.5 hereof and except with respect to the Settlement and the Share Cancellation, there are no lock up agreements or other agreements affecting the transfer of any equity security of any class of the Company. Except as set forth in Schedule 2.5, no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which the stockholders of the Company may vote are issued or outstanding.

     (c) Except as  contemplated  by this  Agreement  and except as set forth in
Schedule 2.5 hereto, there are no registration rights, and there is no voting trust, proxy, rights plan, anti-takeover plan, or other agreement or understanding to which the Company is a party or by which the Company is bound with respect to any equity security of any class of the Company.

     (d) The Shares to be issued with respect to the Transaction contemplated under this Agreement shall, when issued, be duly authorized, validly issued, fully paid and nonassessable, shall be free and clear of all liens, claims, charges, encumbrances, pledges, mortgages, security interests, options, rights to acquire, proxies, voting trusts or similar agreements, restrictions on transfer or adverse claims of any nature whatsoever ("Liens"), and shall have been issued in compliance with all Legal Requirements.

           2.6 Compliance. The Company has complied with, is not in violation of, any laws, rules or regulations of any Governmental Entity including, without limitation, environmental laws and regulations, and laws and regulations regarding hazardous and toxic substances and materials, except for failures to comply or violations which, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect on the Company. 2.7 Financial Statements; Filings.

     (a) The Company has made available to the Buyer each report and statement filed by the Company with any Governmental Entity (the "Company Reports"), which are all the forms, reports and documents required to be filed by the Company with any Governmental Entity, and such Company Reports (together with the 2006 Annual Report to be filed prior to the Closing) are true, correct and complete. As of their respective dates, the Company Reports (i) were prepared in accordance and complied in all material respects with the requirements of the applicable Governmental Entity, and the rules and regulations of such Governmental Entities applicable to such Company Reports, and (ii) did not at the time they were filed (and if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing and as so amended or superceded) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent set forth in the preceding sentence, the Company makes no representation or warranty whatsoever concerning the Company Reports as of any time other than the time they were filed.

     (b) The Company has provided to the Buyer a correct and complete copy of the audited financial statements (including, in each case, any related notes thereto) of the Company for the prior three fiscal years ended, complied as to form in all material respects with the published rules and regulations of any applicable Governmental Entity, prepared in accordance with the generally accepted accounting principles of the United States ("U.S. GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto), audited by a certifying accountant registered with the Public Company Accounting Oversight Board ("PCAOB"), and each fairly presents in all material respects the financial position of the Company at the respective dates thereof and the results of its operations and cash flows for the periods indicated.

     (c) The Company has provided to the Buyer a correct and complete copy of the unaudited financial statements (including, in each case, any related notes thereto) of the Company for the most recent interim period ended, complied as to form in all material respects with the published rules and regulations of any applicable Governmental Entity, prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto), and each fairly presents in all material respects the financial position of the Company at the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal adjustments which were not or are not expected to have a Material Adverse Effect on the Company.

     (d) The Company has previously furnished to the Buyer a complete and correct copy of any amendments or modifications, which have not yet been filed with the applicable Governmental Entities but which are required to be filed with respect to the Company, to agreements, documents or other instruments which previously had been filed by the Company with the applicable Governmental Entities pursuant to applicable rules and regulations. The books of account and other financial records of the Company have been maintained in accordance with good business practice.

     (e) The Company is in full compliance with, and current in, all of the reporting, filing and other requirements under the Exchange Act. The shares of the Company's Common Stock have been duly and properly registered under Section 12(g) of the Exchange Act, no other securities of the Company are registered under Section 12(g) of the Exchange Act, and the Company is in full compliance with all of the requirements under, and imposed by, Section 12(g) of the Exchange Act.

         2.8 No Liabilities. Except as set forth on Schedule 2.8 hereto, the Company has no Liabilities. For purposes of this Agreement, "Liability" or "Liabilities" shall mean, all debts, liabilities and obligations, direct, indirect, absolute or contingent of the Company, whether accrued, vested or otherwise, whether known or unknown and whether or not reflected, or required in accordance with U.S. GAAP to be reflected, in the Company's balance sheet, but shall specifically exclude the Registration Obligations. Each liability set forth on Schedule 2.8 shall be set forth on the Disbursement Schedule and paid by the Company at Closing, pursuant to the provisions of Section 5.1 hereof.

         2.9 Absence of Certain Changes or Events. Except as set forth in the Company Reports filed with the SEC, since September 30, 2006, there has not been: (i) any Material Adverse Effect on the Company, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of the Company's capital stock, or any purchase, redemption or other acquisition of any of the Company's capital stock or any other securities of the Company or any options, warrants, calls or rights to acquire any such shares or other securities, (iii) any split, combination or reclassification of any of the Company's capital stock (other than the Reverse Split and the Authorized Stock Reduction contemplated hereunder), (iv) any granting by the Company of any increase in compensation or fringe benefits, except for normal increases of cash compensation in the ordinary course of business consistent with past practice, (v) any material change by the Company in its accounting methods, principles or practices, except as required by concurrent changes in U.S. GAAP, (vi) any change in the auditors of the Company, (vii) any issuance of capital stock of the Company, or (vii) any revaluation by the Company of any of their respective assets, other than in the ordinary course of business.

         2.10 Litigation. Except as disclosed in Schedule 2.10 hereto, (a) there are no claims, suits, actions or proceedings (at law or in equity) pending or threatened against the Company, before any Governmental Entity or arbitrator (including, without limitation, any allegation of criminal conduct or a violation of the Racketeer and Influenced Corrupt Practices, as amended), and
(b) the Company is not subject to any outstanding order, writ, judgment, injunction, order, decree or arbitration order. There are no suits, actions, claims, proceedings pending or threatened, seeking to prevent, hinder, modify or challenge the transactions contemplated under this Agreement.

         2.11     Employee Benefit Plans.
                  ----------------------

                  (a) Except as set forth on Schedule 2.11 hereto, the Company has no arrangement or policy (written or oral) providing for insurance coverage, workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, severance or termination benefits, retirement or deferred compensation, profit sharing, bonuses, stock options, stock appreciation rights, stock purchases or other forms of incentive compensation or post-retirement insurance, compensation or benefits which is maintained or administered by the Company, or to which the Company contributes, and which covers any employee or former employee of the Company or under which the Company has any liability, including any "employee welfare benefit plan," "employee benefit plan" and "employee pension benefit plan" as defined under the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

                  (b) Except as disclosed on Schedule 2.11 hereto, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any stockholder, director, employee or consultant of the Company.

         2.12 Labor Matters. The Company is not a party to any collective bargaining agreements or labor union contract. There are no strikes or labor disputes or lawsuits, unfair labor or unlawful employment practice charges, contract grievances or similar actions pending or threatened by any of the employees, former employees or employment applicants of the Company.

         2.13 Restrictions on Business Activities. There is no agreement, commitment, judgment, injunction, order or decree binding upon Company or to which Company is a party which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company, any acquisition of property by the Company or the current or future conduct of business by the Company.

         2.14     Taxes.
                  -----
                  (a) Definition of Taxes. For the purposes of this Agreement, "Tax" or "Taxes" refers to any and all federal, state, local and foreign taxes, including, without limitation, gross receipts, income, profits, sales, use, occupation, value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, assessments, governmental charges and duties together with all interest, penalties and additions imposed with respect to any such amounts and any obligations under any agreements or arrangements with any other person with respect to any such amounts and including any liability of a predecessor entity for any such amounts.

     (b) Tax Returns and Audits. Except as set forth in Schedule 2.14 hereto:

          (i) the Company has timely filed all federal, state, local and foreign returns, estimates, information statements and reports relating to Taxes ("Returns") required to be filed by the Company with any Tax authority prior to the date hereof, except such Returns which are not material to the Company. All such Returns are true, correct and complete and the Company has no basis to believe that any audit of the Returns would cause a Material Adverse Effect upon the Company or its financial condition. The Company has paid all Taxes shown to be due on such Returns.

          (ii) All Taxes that the Company is required by law to withhold or collect have been duly withheld or collected, and have been timely paid over to the proper governmental authorities to the extent due and payable.

          (iii) The Company has not been delinquent in the payment of any material Tax nor is there any material Tax deficiency outstanding, proposed or assessed against the Company, nor has the Company executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

          (iv) No audit or other examination of any Return of the Company by any Tax authority is known by the Company to be presently in progress, nor has the Company been notified of any request for such an audit or other examination.

          (v) No adjustment relating to any Returns filed by the Company has been proposed in writing, formally or informally, by any Tax authority to the Company or any representative thereof.

          (vi) The Company has no liability for any Taxes for its current fiscal year, whether or not such Taxes are currently due and payable.


         2.15 Brokers; Third Party Expenses. Except as set forth on Schedule 2.15, the Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agent's commissions or any similar charges in connection with this Agreement or any transactions contemplated hereby.

         2.16  Agreements,  Contracts  and  Commitments.  Except as set forth in
Schedule 2.16, (a) there are no written employment agreements, termination or severance agreements, or consulting agreements with the current or former officers, directors, employees or consultants of the Company and to which the Company is a party; (b) the Company is not a party to or bound by any commitment, agreement or other instrument which contemplates the payment of any monies or which is otherwise material to the operations, assets or financial of the Company, including but not limited to any royalty, franchising fees, or any other fee based on a percentage of revenues or income; (c) the Company is not a party to or is not bound by any commitment, agreement or instrument which limits the freedom of the Company to compete in any line of business or with any Person; and (d) the Company is not in default in any material respect under any material lease, contract, mortgage, indentures, note, deed of trust, loan agreement, bond, guaranty, liens, license, permit, franchise, purchase orders, sales orders, arbitration awards, judgments, decrees, orders, documents, instruments, understandings and commitments, or other instrument or obligation of any kind, whether written or oral. True, correct and complete copies of each contract, commitment, agreement, obligation or instrument to which the Company is currently a party or bound under (or written summaries in the case of oral contracts) have been heretofore delivered to the Buyer.

         2.17 Interested Party Transactions. Except as set forth in the Schedule
2.17 hereto or the Company Reports, no employee, officer, director or 5% or more stockholder of the Company or a member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them, other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of the Company, and (iii) for other employee benefits made generally available to all employees, and all related party transactions between such persons and the Company have been fully and properly disclosed in the Company Reports.

         2.18 Over-the-Counter Bulletin Board Quotation. The Company's common stock is quoted on the Over-the-Counter Bulletin Board ("OTC BB"). There is no known action or proceeding pending or, to Company's knowledge, threatened against the Company by NASDAQ or the National Association of Securities Dealers ("NASD") with respect to any intention by such entities to prohibit or terminate the quotation of the Company's Common Stock on the OTC BB. There is no action pending or threatened, to Company's knowledge, by any market maker in the Company's common stock to discontinue their market making activities with respect thereto.

         2.19 Investment Company Act. The Company is not an "investment company" or an "affiliated person" of or "promoter" or "principal underwriter" or an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended, nor is the Company otherwise subject to regulation thereunder. The Company is not a "holding company" as that term is defined in, and is not otherwise subject to regulation under, the Public Utility Holding Company Act of 1935.

     2.20 Bankruptcy and Criminal Proceedings. Neither the Company and its respective officers, directors, affiliates, promoters nor any predecessor of the Company have been subject to or suffered any of the following:

                  (a) a petition under the Federal bankruptcy laws or any other insolvency or moratorium law or has a receiver, fiscal agent or similar officer been appointed by a court for such person, or any partnership in which such person was a general partner at or within two years before the time of such filing, or any corporation or business association of which such person was an executive officer at or within two years before the time of such filing;

                  (b) a conviction in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations which do not relate to driving while intoxicated or driving under the influence);

                  (c) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring suspending or otherwise limiting such person's involvement in any type of business, securities or banking activities;

                  (d) Being found guilty by a court of competent jurisdiction in a civil action or by the U.S. Securities and Exchange Commission ("SEC"), the Commodity Futures Trading Commission ("CFTC") or state securities regulators and commissions to have violated any federal or state securities or commodities law, regulation or decree and the judgment in such civil action or finding by the SEC, CFTC or state securities regulators or commissions has not been subsequently reversed, suspended or vacated.

     2.21 Assets; Properties and Insurance. The Company has no assets, whether tangible or intangible, owns no real or personal property and maintains no insurance of any kind.

     2.22 Environmental Matters. The Company (a) has not received any written notice, citation, claim, assessment, proposed assessment or demand for abatement alleging that it is responsible for the correction or cleanup of any condition resulting from a violation of any law, ordinance or other governmental regulation regarding environmental matters; (b) has no knowledge that any toxic or hazardous substances or materials have been emitted, generated, disposed of or stored on any real property owned or leased by it, or owned or controlled by it as a trustee or fiduciary (collectively, the "Properties"), in any manner that violates or, after the lapse of time may violate, any presently existing federal, foreign, regional, state or local law or regulation governing or pertaining to such substances and materials; or (c) has no knowledge that, during its ownership or lease of such Properties, any of such Properties has been operated in any manner that violated any applicable federal, foreign, regional, state or local law or regulation governing or pertaining to toxic or hazardous substances and materials.

     2.23 Representations and Warranties Complete. The representations and warranties of the Company included in this Agreement and any list, statement, document or information set forth in, or attached to, any Schedule provided pursuant to this Agreement or delivered hereunder, are true and complete in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, under the circumstance under which they were made.

                                   ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

         The Buyer represents and warrants to, and covenants with, the Company, as follows:

         3.1 Organization. The Buyer is a limited liability company duly organized and validly existing under the laws of the State of Delaware and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being or currently planned by the Buyer to be conducted.

         3.2 Authority Relative to this Agreement. The Buyer has full power and authority to: (i) execute, deliver and perform this Agreement, and each ancillary document which the Buyer has executed or delivered or is to execute or deliver pursuant to this Agreement, and (ii) carry out the Buyer's obligations hereunder and thereunder and, to consummate the transactions contemplated hereby (including the Transaction). The execution and delivery of this Agreement and the consummation by the Buyer of the transactions contemplated hereby (including the Transaction) have been duly and validly authorized by all necessary action on the part of the Buyer (including the approval by its board of managers), and no other proceedings on the part of the Buyer are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Buyer and, assuming the due authorization, execution and delivery thereof by the Company, constitutes the legal and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity and public policy.

         3.3      No Conflict; Required Filings and Consents.
                  ------------------------------------------

                  (a) The execution and delivery of this Agreement by the Buyer do not, and the performance of this Agreement by the Buyer, shall not: (i) conflict with or violate the Buyer's certificate of organization or operating agreement, or (ii) subject to obtaining the adoption of this Agreement and the Transaction by the board of managers, conflict with or violate any laws or regulations.

                  (b) The execution and delivery of this Agreement by the Buyer does not, and the performance of its obligations hereunder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except for applicable requirements, if any, of the Exchange Act and the rules and regulations thereunder.

         3.4 Brokers. The Buyer has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agent's commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

         3.5 Acquisition for Investment. The Buyer is an "accredited investor," as such term is defined in Section 2(15) of the Securities Act and Rule 501 of Regulation D promulgated thereunder, the Buyer is purchasing the Shares for the Buyer's own account, solely for investment purposes, and not with a view to, or for resale in connection with, any distribution thereof or with any present intention of distributing or selling any of the Shares, except as allowed by the Securities Act, or any rules and regulations promulgated thereunder. The Buyer understands and agrees that the Shares being acquired pursuant to this Agreement have not been registered under the Securities Act or under any applicable state securities laws and may not be sold, pledged, assigned, hypothecated or otherwise transferred ("Transfer"), except pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration under the Securities Act, the availability of which shall be established to the satisfaction of the Company at or prior to the time of Transfer. The Buyer acknowledges that it must bear the economic risk of its investment in the Shares for an indefinite period of time since the Shares have not been registered under the Securities Act and therefore cannot be sold unless the Shares are subsequently registered or an exemption form registration is available. The Buyer has received and reviewed such information concerning the Company as it deems necessary to evaluate the risks and merits of its investment in the Company and in that connection, the Buyer acknowledges and agrees that it and its representatives have had a full and unrestricted access to the Company's books and records and the Company's officers and directors prior to the execution of this Agreement. The Buyer has such knowledge and experience in financial matters as to be capable of evaluating the merits and risks of an investment in the Shares. The sale of the Shares to the Buyer is being made without any public solicitation or advertisements.

     3.6 Bankruptcy and Criminal Proceedings. Neither the Buyer and its respective managers, affiliates, promoters nor any predecessor of the Buyer have been subject to or suffered any of the following:

                  (a) a petition under the Federal bankruptcy laws or any other insolvency or moratorium law or has a receiver, fiscal agent or similar officer been appointed by a court for such person, or any partnership in which such person was a general partner at or within two years before the time of such filing, or any corporation or business association of which such person was an executive officer at or within two years before the time of such filing;

                  (b) a conviction in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations which do not relate to driving while intoxicated or driving under the influence);

                  (c) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring suspending or otherwise limiting such person's involvement in any type of business, securities or banking activities;

                  (d) Being found guilty by a court of competent jurisdiction in a civil action or by the U.S. Securities and Exchange Commission ("SEC"), the Commodity Futures Trading Commission ("CFTC") or state securities regulators and commissions to have violated any federal or state securities or commodities law, regulation or decree and the judgment in such civil action or finding by the SEC, CFTC or state securities regulators or commissions has not been subsequently reversed, suspended or vacated.

         3.7 Representations and Warranties Complete. The representations and warranties of the Buyer included in this Agreement and any list, statement, document or information set forth in, or attached to, any Schedule provided pursuant to this Agreement or delivered hereunder, are true and complete in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, under the circumstance under which they were made.

                                   Article IV

                       CONDUCT PRIOR TO THE EFFECTIVE TIME

         During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Closing, the Company, except to the extent that the Buyer shall otherwise consent in writing or contemplated by this Agreement, shall carry on its business in the usual, regular and ordinary course consistent with past practices, in substantially the same manner as heretofore conducted and in compliance with all applicable laws and regulations, pay its debts and taxes when due subject to good faith disputes over such debts or taxes, pay or perform other material obligations when due, and use its commercially reasonable efforts consistent with past practices and policies to preserve substantially intact its present business organization.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

         5.1 Payment of Company Obligations. Any and all debts, liabilities or obligations of the Company, whether or not such obligations are due at the time of Closing including, without limitation: (i) the liabilities set forth on
Schedule 2.8 hereto ("Scheduled Liabilities"), (ii) any and all liabilities and obligations of the Company incurred by the Company through and including the date of Closing which are not included in the Scheduled Liabilities, (iii) any Taxes payable under the 2006 Tax Returns, as defined below, (iv) any payments required under the Settlement Agreements, and (v) any costs and expenses incurred by the Company in connection with the transactions contemplated hereunder (including, without limitation, all costs and expenses related to the preparation, filing and mailing of the Information Statement, as defined below) (collectively, the "Company Closing Obligations"), shall be paid at the Closing from the proceeds of the Purchase Price deposited in the Escrow Account. The Company shall prepare a disbursement schedule identifying each Company Closing Obligation, the name of the payee and the amount of each obligation, together with supporting invoices thereof ("Disbursement Schedule") and shall, at least three (3) days prior to the Closing, deliver the same to the Buyer for its approval and acceptance (with a final copy thereof delivered to the Escrow Agent).

         5.2 Resignations and Appointments of Company's Officers and Directors. At or prior to Closing, the Company shall deliver to the Buyer resignations, in a form and substance reasonably acceptable to the Buyer, providing for the resignation of all of the officers of the Company effective as of the Closing and all of the directors of the Company effective as of the tenth (10th) day following the Company's filing and mailing of the Information Statement (as defined in Section 6.3(e))(the "Resignations"). At or prior to Closing, the Company shall deliver to the Buyer duly adopted resolutions, in a form and substance reasonably acceptable to the Buyer, providing for the appointment of Kevin R. Keating to serve as a director, the Chief Executive Officer, the Chief Financial Officer, the President, the Treasurer and the Secretary of the Company, and two other persons designated by the Buyer to act as directors of the Company, each effective as of the Closing (the "Appointments").

         5.3 Undertaking by Company Accountants. At or prior to Closing, the Company shall obtain, and deliver to the Buyer, an undertaking from the Company's accountants, Jaspers + Hall, PC ("Accountant"), in a form and substance satisfactory to the Buyer, providing that: (i) the Accountant agree to an engagement with the Company to serve as its registered public accounting firm following the Closing for purposes of the Company's ongoing reporting requirements under the Exchange Act including, without limitation, the filing of Forms 10-QSB and 10-KSB, at the rates and charges consistent with that currently being charged to the Company, (ii) the Accountant is duly registered with the U.S. Public Company Accounting Oversight Board ("PCAOB"), and (iii) the Accountant shall provide its consent to the use of its audited financial statements and accompanying report in any regulatory filing by the Company prior to or following the Closing ("Undertaking").

         5.4 Compliance Matters. Prior to and as a condition of the Closing, the Company shall: (i) update and complete the books and records of the Company through December 31, 2006 and through the Closing Date deliver the same to the Buyer, (ii) prepare and have audited by the Accountant its financial statements for the years ended December 31, 2005 and 2006 ("2006 Audit"), (iii) prepare and file with the SEC the Company's annual report on Form 10-KSB for the year ended December 31, 2006 (the "2006 Annual Report"), and (iv) prepare and file all of the Company's income, franchise and other tax returns for the year ended December 31, 2006 ("2006 Tax Returns")(collectively, the "Compliance Matters"). All third party professional costs associated with the foregoing shall be paid by the Company at the Closing from the proceeds of the Purchase Price proceeds deposited into the Escrow Account.

         5.5 Other Actions. The Buyer and the Company shall cooperate with each other and use their respective reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on their part under this Agreement and applicable laws to consummate the Transaction and the other transactions contemplated hereby as soon as practicable, including preparing and filing as soon as practicable all documentation to effect all necessary notices, reports and other filings, and obtaining as soon as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the Transaction or any of the other transactions contemplated hereby.

         5.6 Confidentiality; Access to Information. Each party agrees to maintain and hold in strict confidence any material, non-public information provided by any other party in connection with transactions contemplated hereunder. The Company shall afford the Buyer and its financial advisors, accountants, counsel and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of the Company during the period prior to the Closing to obtain all information concerning the business, including financial condition, properties, results of operations and personnel of the Company, as the Buyer may reasonably request. No information or knowledge obtained by the Buyer in any investigation pursuant to this Section 5.6 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Transaction.

         5.7 No Solicitation. Other than with respect to the Transaction, the Company agrees that it shall not, and shall direct and use their reasonable best efforts to cause its officers, directors, employees, representatives, agents, or affiliates (including, but not limited to any investment banker, attorney, or accountant retained by the Company) to, directly or indirectly, solicit, knowingly encourage, initiate, or participate in any way in discussions or negotiations with, or knowingly provide any nonpublic information to, any corporation, partnership, person, or other entity or group concerning any proposed Alternative Transaction (as defined below), or otherwise knowingly facilitate any effort or attempt to make or implement an Alternative Transaction. For purposes of this Agreement, the term "Alternative Transaction" shall mean any of the following involving the
Company: (i) any tender offer, exchange offer, merger, consolidation, share exchange, business combination or similar transaction involving capital stock of the Company; (ii) any transaction or series of related transactions pursuant to which any person or entity (or its shareholders), (a "Third Party") acquires shares (or securities exercisable for or convertible into shares) representing more that 20% of the outstanding shares of any class of capital stock of the Company; or (iii) any sale, lease, exchange, licensing, transfer or other disposition pursuant to which a Third Party acquires control of more than 20% of the assets (including, but not limited to, intellectual property assets) of the Company (determined by reference to the fair market value of such assets), in a single transaction or series of related transactions. The Company shall immediately terminate all discussions with Third Parties concerning any proposed Alternate Transaction, and will request that such Third Parties promptly return any confidential information furnished by the Company in connection with any proposed Alternative Transaction.

         5.8 Public Disclosure. The Buyer and the Company shall consult with each other and agree in writing before issuing any press release or otherwise making any public statement with respect to the Transaction or this Agreement and will not issue any such press release or make any such public statement prior to such consultation. Upon the execution of this Agreement, the Company shall prepare and file a Current Report on Form 8-K announcing the execution of this Agreement, which Form 8-K shall be reasonably acceptable to the Buyer.

         5.9 Business Records. At Closing, the Company shall deliver to Buyer all records and documents relating to the Company, wherever located, including, without limitation, books, records, supplier and customer lists and files, government filings, the Returns, consent decrees, orders, and correspondence, financial information and records, electronic files containing any financial information and records, and other documents used in or associated with the Company ("Business Records").

         5.10 Ownership Records; Transfer Agent Undertaking. At Closing, the Company shall deliver to Buyer a full and complete listing of all stockholders of the Company, dated within three (3) business days prior to Closing, from and certified by the Transfer Agent showing the name and address of each stockholder, the number of shares owned by each stockholder, and the certificate number and issue dates for the shares owned by each stockholder. At or prior to Closing, the Company shall obtain, and deliver to the Buyer, an undertaking from the Transfer Agent, in a form and substance satisfactory to the Buyer, stating the amount of any and all fees and charges owed to Transfer Agent by the Company for services rendered prior to Closing together with a copy of the current agreement in place between the Company and the Transfer Agent ("Transfer Agent Undertaking").


                                   Article VI

                          CONDITIONS TO THE TRANSACTION

         6.1 Conditions to Obligations of Each Party to Effect the Transaction. The respective obligations of each party to this Agreement to effect the Transaction shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

                  (a)   No Order.
                        --------

                  No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Transaction illegal or otherwise prohibiting consummation of the Transaction, substantially on the terms contemplated by this Agreement. All waiting periods, if any, under any law in any jurisdiction in which the Company or Buyer has material operations relating to the transactions contemplated hereby will have expired or terminated.

                  (b) Transaction Form 8-K. At least two (2) days prior to Closing, the Buyer shall prepare, with the assistance and cooperation of the Company, the Form 8-K announcing the Closing, and such other information that may be required to be disclosed with respect to the Transaction in any report or form to be filed with the SEC ("Transaction Form 8-K"), which shall be in a form acceptable to the Company and in a format acceptable for EDGAR filing. At the Closing, the Company shall file the Transaction Form 8-K with the SEC.

         6.2 Additional Conditions to Obligations of the Company. The obligations of the Company to consummate and effect the Transaction shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by the
Company:

                  (a) Representations and Warranties. Each representation and warranty of the Buyer contained in this Agreement (i) shall have been true and correct as of the date of this Agreement and (ii) shall be true and correct on and as of the Closing Date with the same force and effect as if made on the Closing Date. The Company shall have received a certificate with respect to the foregoing signed on behalf of the Buyer by an authorized manager of the Buyer ("Buyer Closing Certificate").

                  (b) Agreements and Covenants. The Buyer shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date, except to the extent that any failure to perform or comply (other than a willful failure to perform or comply or failure to perform or comply with an agreement or covenant reasonably within the control of the Buyer) does not, or will not, constitute a Material Adverse Effect with respect to the Buyer taken as a whole, and the Company shall have received the Buyer Closing Certificate to such effect.

                   (c) Other Deliveries. At or prior to Closing, the Buyer shall have delivered to the Company: (i) the resolutions by the Buyer's board of managers approving this Agreement and the transactions contemplated hereunder,
(ii) the duly executed Registration Rights Agreement, and (iii) such other documents or certificates as shall reasonably be required by the Company and its counsel in order to consummate the transactions contemplated hereunder. At or prior to the Closing, the Buyer shall have delivered the Purchase Price (less the Deposit) to the Escrow Agent to be handled and disbursed in accordance with Sections 5.1 hereof and in accordance with the terms and conditions of the Escrow Agreement.

         6.3 Additional Conditions to the Obligations of the Buyer. The obligations of the Buyer to consummate and effect the Transaction shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by the
Buyer:

                  (a) Representations and Warranties. Each representation and warranty of the Company contained in this Agreement (i) shall have been true and correct as of the date of this Agreement and (ii) shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of the Closing. The Buyer shall have received a certificate with respect to the foregoing signed on behalf of the Company with respect to the warranties and representations made by the Company under this Agreement ("Company Closing Certificate")

                  (b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by the Company at or prior to the Closing Date except to the extent that any failure to perform or comply (other than a willful failure to perform or comply or failure to perform or comply with an agreement or covenant reasonably within the control of the Company) does not, or will not, constitute a Material Adverse Effect on the Company, and the Buyer shall have received the Company Closing Certificate to such effect.

                  (c) Due Diligence; Disclosure Schedules. The Buyer shall have completed its due diligence investigation and review of the Company, and the results of such investigation and review are satisfactory to the Buyer in its sole discretion and the Buyer shall, at or prior to the date for Closing, deliver to the Escrow Agent a written acknowledgment that it has completed its due diligence investigation and review of the Company and the same is satisfactory to the Buyer. The Company shall have delivered the disclosure schedules under Article II to the Buyer, and such disclosure schedules are satisfactory to the Buyer in its sole discretion.

                  (d) Cancellation and Termination of Contracts. The Company shall have delivered to the Buyer (with a copy to the Escrow Agent) written instruments evidencing that all agreements, contracts and commitments under which the Company is a party or under which the Company has any obligations have been cancelled or terminated without any further liability to the Company.

                  (e) 14f-1 Stockholder Notice. At or prior to the Closing, the Company shall have filed with the SEC the Schedule 14f-1 information statement ("Information Statement"), in form acceptable to the Buyer, shall have mailed the Information Statement to each of the stockholders of the Company, and shall have otherwise complied with all of the requirements under the Exchange Act with respect to the change of control contemplated by this Agreement and the Transaction, other than the passage of the ten (10) day period required thereunder before a change of control can become effective.

                  (f) Reverse Split; Authorized Stock Reduction; Articles of Amendment. Prior to Closing, the Company shall have taken all actions necessary to complete and give effect to the Reverse Split and Authorized Stock Reduction including, without limitation, the filing with, and acceptance by, the Secretary of State of the State of Colorado, the Articles of Amendment.

                  (g) Settlement Agreement. Prior to Closing, the Company shall have entered into settlement agreements ("Settlement Agreements") with Bruno Koch, J.B. Heidebrecht and Mark Nixon ("Former Principals"), under which the Former Principals agree to release the Company from all liabilities, claims and obligations in exchange for an aggregate cash payment by the Company to the Former Principals of $35,000 and the cancellation by the Former Principals of an aggregate of 2,450,000 shares of the Company's Common Stock, on a post-Reverse Split basis (the "Settlement"). The shares being cancelled pursuant to the Settlement shall have been duly cancelled by the Company and on the records of the Transfer Agent.

                  (h) Share Cancellation. Ponce Acquisition, LLC shall have tendered to the Company for cancellation 7,450,000 shares of the Company's common stock, and such shares shall have been duly cancelled by the Company and on the records of the Transfer Agent.

                  (i) Corporate Matters. The Company shall have delivered to the Buyer (with a copy to the Escrow Agent) a certified copy of the Company's certificate of incorporation, with any amendments thereto, a certified copy of the Company's bylaws, with any amendments thereto, and a certificate of good status.

                  (j) Legal Opinions. The Company's Counsel shall have issued and delivered to the Transfer Agent, with a copy to the Buyer, the Issuance Opinion. In addition, the Company's Counsel shall have issued and delivered to the Buyer its legal opinion (the "Legal Opinion") regarding (i) the corporate existence and status of the Company, (ii) the authorization and enforceability of this Agreement, the transactions contemplated hereunder, and the Registration Rights Agreement, and (iii) that the Shares issued by the Company to the Buyer under this Agreement are duly authorized, validly issued, fully paid and nonassessable and have been issued in compliance with all Legal Requirements.
The Issuance Opinion and the Legal Opinion shall be subject to customary qualifications and limitations.

                  (k) 2006 Annual Report. Prior to the Closing, the Company shall have prepared and delivered to the Buyer the 2006 Annual Report, in a form reasonably acceptable to the Buyer, and the Company shall have filed the 2006 Annual Report with the SEC.

                  (l) Tax Returns. The Company shall have filed all Returns related to Taxes for the periods prior to the Closing including, without limitation, the 2006 Tax Returns.

                  (m) Stock Option Plan. The Company shall have terminated the 1989 stock option plan previously adopted by the Company.

                  (n) Other Deliveries. At or prior to Closing, the Company shall have delivered to the Buyer: (i) the resolutions by the Company's board of directors approving this Agreement and the transactions contemplated hereunder,
(ii) the duly executed Registration Rights Agreement, and (iii) such other documents or certificates as shall reasonably be required by the Buyer and its counsel in order to consummate the transactions contemplated hereunder. At or prior to the Closing, the Company shall have caused the Certificates to be delivered to the Escrow Agent.

                                   ARTICLE VII

                                    SURVIVAL

         All representations and warranties contained in or made pursuant to this Agreement, shall not survive the Closing.



                                  Article VIII

                        TERMINATION, AMENDMENT AND WAIVER

         8.1 Termination. This Agreement may be terminated at any time prior to the Closing:

                  (a) by mutual written agreement of the Buyer and the Company;

                  (b) by either the Buyer or the Company if the Transaction shall not have been consummated by March 15, 2007 for any reason; provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Transaction to occur on or before such date and such action or failure to act constitutes a breach of this Agreement; or

                  (c) by either the Buyer or the Company if a Governmental Entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Transaction, which order, decree, ruling or other action is final and nonappealable.

          8.2 Notice of Termination; Effect of Termination. Any termination of this Agreement under Section 8.1 above will be effective immediately upon the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 8.1, this Agreement shall be of no further force or effect and the Transaction shall be abandoned, except (i) as set forth in this Section 8.2, Section 8.3 and
Article IX (General Provisions), each of which shall survive the termination of this Agreement, (ii) as set forth in Section 1.7 hereof with respect to the handling of the Deposit, and (ii) nothing herein shall relieve any party from liability for any intentional or willful breach of this Agreement.

          8.3 Fees and Expenses. All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Transaction is consummated. Without limiting the foregoing sentence, the Company shall be responsible for all costs associated with the preparation, filing and mailing of the Information Statement.

         8.4 Amendment. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the Buyer and the Company.

         8.5 Extension; Waiver. At any time prior to the Closing, any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.



                                   ARTICLE IX

                               GENERAL PROVISIONS

         9.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

                  (a)   if to the Buyer, to:

                  KI Equity Partners V, LLC
                  Attn:  Timothy J. Keating, Manager
                  5251 DTC Parkway, Suite 1090
                  Denver, Colorado 80111
                  (720) 889-0135 fax

                  (b)   if to the Company (prior to Closing), to:

                  QuikByte Software, Inc.
                  Attention: Reed Clayson, President
                  7609 Ralston Road
                  Arvada, CO 80002
                  (303) 431-1567 fax

                  (c)   if to the Company (after Closing), to:

                  QuikByte Software, Inc
                  Attention:  Kevin Keating, President
                  936A Beachland Boulevard, Suite 13
                  Vero Beach, Florida 32963
                  (772) 231-5947 fax


         9.2      Interpretation.
                  --------------

                  (a) When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement. Unless otherwise indicated the words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  (b) For purposes of this Agreement, the term "Person" shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

                  (c) For purposes of this Agreement, all monetary amounts set forth herein are referenced in United States dollars, unless otherwise noted.

         9.3 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. Facsimile and electronic signatures to this Agreement by the parties shall be accepted and shall be treated as original signatures hereto.

         9.4 Entire Agreement; Third Party Beneficiaries. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Schedules hereto (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) are not intended to confer upon any other person any rights or remedies hereunder (except as specifically provided in this Agreement).

         9.5 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

         9.6 Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         9.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado, USA, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

         9.8 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

         9.9 Assignment. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties; provided, however, that the Buyer may, upon prior written notice, assign its rights, obligations and interests hereunder to one or more of its affiliates. Subject to the first sentence of this Section 9.9, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         9.10 Arbitration. Any disputes or claims arising under or in connection with this Agreement or the transactions contemplated hereunder shall be resolved by binding arbitration. Notice of a demand to arbitrate a dispute by either party shall be given in writing to the other at their last known address. Arbitration shall be commenced by the filing by a party of an arbitration demand with the American Arbitration Association ("AAA") in its office in Denver, Colorado USA. The arbitration and resolution of the dispute shall be resolved by a single arbitrator appointed by the AAA pursuant to AAA rules. The arbitration shall in all respects be governed and conducted by applicable AAA rules, and any award and/or decision shall be conclusive and binding on the parties. The arbitration shall be conducted in Denver, Colorado. The arbitrator shall supply a written opinion supporting any award, and judgment may be entered on the award in any court of competent jurisdiction. Each party shall pay its own fees and expenses for the arbitration, except that any costs and charges imposed by the AAA and any fees of the arbitrator for his services shall be assessed against the losing party by the arbitrator. In the event that preliminary or permanent injunctive relief is necessary or desirable in order to prevent a party from acting contrary to this Agreement or to prevent irreparable harm prior to a confirmation of an arbitration award, then either party is authorized and entitled to commence a lawsuit solely to obtain equitable relief against the other pending the completion of the arbitration in a court having jurisdiction over the parties. All rights and remedies of the parties shall be cumulative and in addition to any other rights and remedies obtainable from arbitration.

                            [Remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

                                                     KI Equity Partners V, LLC



                                                     By: /s/ Timothy J. Keating
                                                     Timothy J. Keating, Manager

                                                     QUIKBYTE SOFTWARE, INC.



                              By: /s/ Reed Clayson
                              Reed Clayson, President

Index of Exhibits

Exhibit A -  Registration Rights Agreement

Exhibit B - Escrow Agreement



Schedules

Disclosure Schedules by the Company